EXHIBIT 3.4

                                  AMENDMENT TO
                                     BYLAWS
                          OF A-FEM MEDICAL CORPORATION
                          (Effective December 2, 2005)

     The title of the Bylaws of A-Fem Medical Corporation is hereby deleted in its entirety, and the following title is hereby substituted in its place:

                                     "BYLAWS

                         QUANTRX BIOMEDICAL CORPORATION

                        (fka A-Fem Medical Corporation)"